1
EXHIBIT 21.1
SUBSIDIARIES OF THE REGISTRANT

State of

Name under which
Name of Subsidiary

Incorporation/Organization

Subsidiary does Business

CHW LLC

Delaware

CHW LLC
Providence Insurance Company,

Limited

North Carolina

Providence Insurance Company,

Limited
CatoSouth LLC

North Carolina

CatoSouth LLC
Cato of Texas L.P.

Texas

Cato of Texas L.P.
Cato Southwest, Inc.

Delaware

Cato Southwest, Inc.
CaDel LLC

Delaware

CaDel LLC
CatoWest LLC

Nevada

CatoWest LLC
Cedar Hill National Bank

A Nationally Chartered Bank

Cedar Hill National Bank
catocorp.com, LLC Delaware catocorp.com, LLC
Cato Land Development, LLC

South Carolina

Cato Land Development, LLC
Cato WO LLC

North Carolina

Cato WO LLC
Cato Overseas Limited A Hong Kong Company Cato Overseas Limited
Cato Overseas Services Limited

A Hong Kong Company

Cato Overseas Services Limited
Shanghai Cato Overseas Business

Consultancy Company, Limited

A China Company

Cato Shanghai Company, Limited
Cato Employee Services

Management, LLC
Texas
Cato Employee Services

Management, LLC
Cato Employee Services L.P. Texas Cato Employee Services L.P.
Fort Mill Land Development

North Carolina

Fort Mill Land Development
Cato of Florida, LLC Florida Cato of Florida, LLC
Cato of Georgia, LLC Georgia Cato of Georgia, LLC
Cato of Illinois, LLC Illinois Cato of Illinois, LLC
Cato of North Carolina, LLC North Carolina Cato of North Carolina, LLC
Ohio Cato Stores, LLC Ohio Ohio Cato Stores, LLC
Cato of South Carolina, LLC South Carolina Cato of South Carolina, LLC
Cato of Tennessee, LLC Tennessee Cato of Tennessee, LLC
Cato of Virginia, LLC Virginia Cato of Virginia, LLC
Cato Services Vietnam Company

Limited
Vietnam Cato Services Vietnam Company

Limited